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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
TRANS WORLD ENTERTAINMENT
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Wednesday, June 11, 2003, at 10:00 A.M., EDT
Place	The Desmond 660 Albany Shaker Road Albany, New York 12211
Items of Business	(1) To elect two Class II directors to serve three year terms until the 2006 annual meeting and until their successors are chosen and qualified.
(2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
Record Date	Shareholders of record as of April 25, 2003 are eligible to vote.
Proxy Voting
A proxy and return envelope, requiring no postage if mailed in the United States, are enclosed for your convenience. Please complete and return your proxy card as promptly as possible. All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the meeting, your vote is important. Prompt return of the proxy will assure a quorum and save the Company expense.
By order of the Board of Directors,
John J. Sullivan Secretary

May 14, 2003

TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

PROXY STATEMENT

        This Proxy Statement is furnished to the shareholders of Trans World Entertainment Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on June 11, 2003, and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy/voting instruction card will commence on May 14, 2003.

VOTING SECURITIES

        The Company has only one class of voting securities, its Common Stock, par value $.01 per share (the "Common Stock"). On April 25, 2003, the record date, 38,973,863 shares of Common Stock were outstanding. Each shareholder of record at the close of business on the record date will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting.

QUORUM AND TABULATION OF VOTES

        The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting of Shareholders of the Company. Votes at the Annual Meeting will be tabulated by an inspector from Mellon Investor Services LLC appointed by the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.

        Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers may vote these shares in their discretion, depending upon the type of proposal involved.

        Pursuant to the Company's By-Laws, directors of the Company will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

        Under New York law, abstentions and broker non-votes will have no effect on the outcome of the election of Directors at the Annual Meeting. Brokers have discretionary authority to vote on the election of directors. If a properly signed proxy form is returned to the Company by a shareholder of record and is not marked, it will be voted "FOR" the proposal set forth herein as Item 1. The enclosed proxy may be revoked by a shareholder at any time before it is voted by the submission of a written revocation to the Company, by the return of a new proxy to the Company, or by attending and voting in person at the Annual Meeting.

PRINCIPAL SHAREHOLDERS

        The only persons known to the Board of Directors to be the beneficial owners of more than five percent of the outstanding shares of the Common Stock as of April 25, 2003, the record date, are indicated below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Robert J. Higgins 38 Corporate Circle Albany, New York 12203	14,304,979	(1)	36.7%
Stephen Feinberg 450 Park Avenue, 28th Floor New York, New York 10022	6,921,881	(2)	17.8%
Van Kampen-Merritt Prime Rate Income Trust 1 Parkview Plaza Oakbrook Terrace, Illinois 60180	3,789,962	(3)	9.7%
Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	2,771,676	(4)	7.1%
Merrill Lynch, Pierce, Fenner & Smith, Inc 4 World Financial Center New York, New York 10080	2,729,008	(5)	7.0%

1)
Information is as of April 25, 2003, as provided by the holder. Includes 1,862,500 shares that may be acquired within 60 days of April 25, 2003, 50,550 shares owned by the wife of Robert J. Higgins and 37,500 shares owned by a foundation controlled by Robert J. Higgins, and excludes 769,762 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

2)
Based on Form 13-F filed, filed February 13, 2003, by Stephen Feinberg in his capacity as the managing member of Cerberus Associates, LLC, the general partner of Cerberus Partners, LP and as the investment manager of each of Cerberus Institutional Partners, LP, Cerberus International, Ltd. and certain private investment funds.

3)
Based on Form N-14 8C/A filed April 10, 2003 by Van Kampen Prime Rate Income Trust.

4)
Based on Form 13-F, filed April 15, 2003 by Dimensional Fund Advisors.

5)
Based on Form 13-F, filed April 16, 2003 by Merrill Lynch and Company.

        Mr. Higgins, who beneficially owns 14,304,979 shares of Common Stock as of the record date (approximately 36.7% of all outstanding shares), has advised the Company that he presently intends to vote all of his shares for the election of the nominees for director named under "Item 1-ELECTION OF DIRECTORS."

Item 1. ELECTION OF DIRECTORS

        The Board of Directors currently intends to present to the meeting the election of two directors, each to hold office (subject to the Company's By-Laws) until the 2006 Annual Meeting of Shareholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the meeting.

        If any nominee listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Nominating Committee of the Board prior to or at the meeting or if no substitute is selected prior to or at the meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.

Nominees for Election as Directors

        Dean S. Adler has been a principal of Lubert/Adler Partners, LP, a limited partnership investing primarily in under-valued and opportunistic real estate and real estate-related ventures, since March 1997. For ten years prior thereto, Mr. Adler was a principal and co-head of the private equity group of CMS Companies, which specialized in acquiring operating businesses and real estate within the private equity market. Mr. Adler was also an instructor at The Wharton School of the University of Pennsylvania. Mr. Adler serves on the Boards of Directors of Electronics Boutique, The Lane Company, US Franchise Systems, Inc. and Developers Diversified Realty Corporation.

        Michael B. Solow is currently the Managing Partner of the Chicago office of Kaye Scholer LLP, an international law firm based out of New York City, where he has practiced since January 2001. Prior to joining Kaye Scholer LLP, Mr. Solow was a Partner and Practice Manager for the Financial Services Practice at Hopkins & Sutter, a Chicago, Illinois law firm. Mr. Solow is also a member of the Board of Directors for Chrisken Residential Trust, Inc. and has previously served on other corporate boards, including Camelot Music, Inc.

Continuing Class I Directors (terms expiring in 2004)

        Robert J. Higgins, Chairman of the Board, founded the Company in 1972, and he has participated in its operations since 1973. Mr. Higgins has served as President, Chief Executive Officer and a director of the Company for more than the past five years. He is also the Company's principal shareholder. See "PRINCIPAL SHAREHOLDERS."

        Dr. Joseph G. Morone has been President of Bentley College since August 1997. Previously, Dr. Morone was the Dean of Rensselaer Polytechnic Institute's Lally School of Management and Technology from July 1993 to July 1997. Prior to his appointment as dean, Dr. Morone held the Andersen Consulting Professorship of Management and was Director of the School of Management's Center for Science and Technology Policy. Before joining the School of Management in 1988, Dr. Morone was a senior associate for the Keyworth Company, a consulting firm specializing in technology management and science policy. Dr. Morone also served in the White House office of science and technology policy and spent 7 years at General Electric Company's Corporate Research and Development. Dr. Morone serves on the Boards of Directors of Tufts New England Medical Center, The Massachusetts High Technology Council and Albany International Corp.

Continuing Class II Directors (terms expiring in 2005)

        George W. Dougan, has been a member of the Board of Directors of Banknorth Group, Inc. since January 1, 1999. From January 1999 to May 2001, Mr. Dougan served as Vice Chairman of Banknorth Group, Inc. Mr. Dougan was Chief Executive Officer and a member of the Board of Directors of

Evergreen Bancorp Inc. from March 1994 to December 1998, and Chairman of the Board from May 1994 to December 1998. Mr. Dougan was the Chairman of the Board and Chief Executive Officer of the Bank of Boston—Florida from June 1992 to March 1994. Mr. Dougan was also the Senior Vice President and Director of Retail Banking of The Bank of Boston Massachusetts from February 1990 to June 1992.

        Martin E. Hanaka has served as Chairman of the Board of The Sports Authority, Inc. since November 1999 and as its Chief Executive Officer since September 1998. Mr. Hanaka joined the Sports Authority's Board of Directors in February 1998. From August 1994 until October 1997, Mr. Hanaka served as President and Chief Operating Officer of Staples, Inc. an office supply superstore retailer. Mr. Hanaka's extensive retail career has included serving as Executive Vice President of Marketing and as President and Chief Operating Officer of Lechmere, Inc. from September 1992 through July 1994, and serving in various capacities for 20 years at Sears Roebuck & Co., most recently as Vice President in charge of Sears Brand Central.

        Isaac Kaufman, a certified public accountant has been Chief Financial Officer and Senior Vice President of Advance Medical Management Inc., a manager of medical practices and an outpatient surgical center, since September 1998. Mr. Kaufman was Executive Vice President and Chief Financial Officer of Bio Science Contract Production Corporation, a contract manufacturer of biologics and pharmaceutical products, from February 1998 to September 1998. Mr. Kaufman was the Chief Financial Officer of VSI Group, Inc., a provider of contract staffing and management services, from November 1996 to February 1998. Mr. Kaufman serves as director of Kindred Healthcare, Inc. (operates nursing centers and long-term acute care hospitals).

Equity Ownership of Directors and Executive Officers

        The following table sets forth the beneficial ownership of Common Stock as of April 25, 2003, by each director and named executive officer of the Company and all directors and executive officers as a group. All shares listed in the table are owned directly by the named individuals unless otherwise indicated therein. The Company believes that the beneficial owners have sole voting and investment power over their shares, except as otherwise stated or as to shares owned by spouses.

Name	Position With the Company	Age	Year First Elected as Director/ Officer	Direct Ownership		Shares that may be acquired within 60 days of April 25, 2003	Total Shares Beneficially Owned	Percent of Class
Robert J. Higgins	Chairman of the Board and Chief Executive Officer	61	1973	12,442,479	(1)	1,862,500	14,304,979	36.7%
Dean S. Adler	Director	46	1997	8,198		37,500	45,698	*
George W. Dougan	Director	63	1984	—	(2)	90,000	90,000	*
Martin E. Hanaka	Director	54	1998	9,698		20,250	29,948	*
Isaac Kaufman	Director	56	1991	15,698		60,000	75,698	*
Dr. Joseph G. Morone	Director	50	1997	9,786		30,000	39,786	*
Michael B. Solow	Director	44	1999	9,198		18,500	27,698	*
Bruce J. Eisenberg	Executive Vice President—Real Estate	43	1995	21,878		446,750	468,628	1.2%
Fred L. Fox	Executive Vice President—Merchandising and Marketing	45	2002	—		25,000	25,000	*
John J. Sullivan	Executive Vice President, Chief Financial Officer and Secretary	50	1995	137,028		438,750	575,778	1.5%
All directors and officers as a group (10 persons)				12,653,963		3,029,250	15,683,213	40.2%

*Less
Than 1%

(1)
Includes 50,550 shares owned by the wife of Robert J. Higgins and 37,500 owned by a foundation controlled by Robert J. Higgins and excludes 769,762 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

(2)
Does not include 30,698 shares held in a trust. Mr. Dougan disclaims beneficial ownership with respect to shares owned by the trust.

Board of Directors Meetings and Its Committees

        The Board of Directors held 5 meetings during the 2002 fiscal year. All of the directors, except Mr. Adler, attended greater than 75% of the aggregate of: (i) the total number of meetings of the board of directors, and (ii) the total number of meetings held by all committees of the board on which such director served.

        The Company has an Audit Committee of the Board of Directors whose members during the 2002 fiscal year were: Isaac Kaufman (Chairman), Michael Solow and Joseph G. Morone. These directors are, in the opinion of the Board of Directors, "independent" (as defined under the standards of the National Association of Securities Dealers) of management and free of any relationship that would interfere with their exercise of independent judgement as members of the audit committee. The Board of Directors has determined that Isaac Kaufman is both independent and qualified as an audit committee financial expert as such term is defined under the rules and regulations promulgated to the Securities and Exchange Commission and applicable to this proxy statement. The Audit Committee held 4 meetings during the 2002 fiscal year. The Audit Committee's responsibilities consist of recommending the selection of independent auditors, reviewing the scope of the audit conducted by such auditors, as well as the audit itself, and reviewing the Company's audit activities and activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A.

        The Company has a Compensation Committee of the Board of Directors, consisting solely of independent directors, whose members during the 2002 fiscal year were: Martin E. Hanaka (Chairman), Isaac Kaufman and George W. Dougan. The Compensation Committee held 3 meetings during the 2002 fiscal year. The Compensation Committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with the Company. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is attached as Appendix B.

        The Company has a Nominating and Corporate Governance Committee of the Board of Directors, consisting of independent directors, whose members during the 2002 fiscal year were: Joseph Morone (Chairman), Dean Adler, George Dougan, Martin Hanaka, Isaac Kaufman and Michael Solow. The Nominating and Corporate Governance Committee was established on November 15, 2002. The Nominating Committee develops qualification criteria for Board members, interviews and screens individuals qualified to become Board members for recommendations to the Board and oversees the evaluation of executive management. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is attached as Appendix C.

Compensation of Directors

        Cash Compensation.    Each director who is not a salaried employee of the Company receives a $25,000 retainer per annum plus a $2,000 attendance fee for each board meeting attended and a $1,000 attendance fee for each committee meeting attended, except that the compensation for telephone conference meetings is $1,000 and $500 for committee telephone conference meetings. A Committee chairperson earns an additional $2,000 retainer per year. The Company may, in its discretion, determine to pay all or a portion of any annual retainer in shares of Common Stock, in lieu of cash and to make other discretionary grants of common stock to non-employee directors from time to time.

        For the 2003 fiscal year, cash compensation to directors is anticipated to be substantially the same as set forth in the preceding paragraph, except that each Committee chairperson will receive a $5,000 annual retainer and the Audit Committee chairperson will receive a $7,500 annual retainer, reflecting the increased duties of these positions. The Company does not expect to pay any portion of annual retainers in respect of the 2003 fiscal year in stock. The Company does expect to make individual grants of equal to $25,000 in market value of common stock to each of Isaac Kaufman and George

Dougan, in recognition of each of their long periods of service and substantial contributions to the Company.

        Directors Stock Option Plan.    Each outside Director is entitled to participate in the Company's 1990 Stock Option Plan for Non-Employee Directors (the "Directors Plan"). Currently, Messrs. Adler, Dougan, Hanaka, Kaufman, Morone and Solow participate in the Directors Plan. A total of 750,000 shares of Common Stock are reserved for issuance pursuant to non-qualified stock options (the "Director Options") issued under such plan, and Director Options covering 557,438 shares of Common Stock have been granted. Stock options issuable under the Directors Plan are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

        An initial grant of 15,000 Director Options is made to each new director. In addition, Director Options to purchase 2,500 shares of the Company's Common Stock are granted annually on May 1 (or, if May 1 is not a Nasdaq National Market trading day, on the next succeeding trading day) of any year to any eligible director. The Board of Directors is authorized, in its discretion, to grant additional Director Options or Common Stock awards to Directors Plan participants. All Director Options vest ratably over four years. During fiscal 2002, annual grants to outside Directors of 15,000 Director Options were made at an exercise price of $8.02 per share, equal to the market value on the date of grant.

        The Company anticipates that the Directors Plan will be amended in fiscal 2003, prior to the automatic annual grant date, to terminate the automatic annual grants provided for thereunder. For the 2003 fiscal year, on or about May 1, 2003, directors are expected to receive grants of deferred shares of common stock ("Deferred Shares") under the Directors Plan representing $80,000 in market value of common stock as of the date of grant. However, the number of deferred shares granted should be no greater than 15,000. The Deferred Share grants will vest on the third anniversary of the date of grant. The Company anticipates that the terms of the Deferred Share grants will provide that no later than six months prior to vesting, the recipient of a grant may elect to receive common stock upon vesting or defer the receipt of such common stock until such person is no longer a director; provided that Deferred Shares will immediately vest and be distributed upon (1) the death or permanent disability of a director or (2) certain events amounting to a sale or reorganization of the Company. The Company currently expects to make similar grants of Deferred Shares in fiscal years following the 2003 fiscal year.

        Retirement Plan.    The Company provides the Board of Directors with a noncontributory, unfunded retirement plan that pays a retired director an annual retirement benefit equal to 60% of the annual retainer at the time of retirement plus a 3% annual increase through the final payment. Payments begin at age 62 or retirement, whichever is later, and continue for 10 years or the life of the director and his or her spouse, whichever period is shorter. Partial vesting in the retirement plan begins after six years of continuous service. Participants become fully vested after 12 years of continuos service on the board.

        Effective June 1, 2003, new directors will not be covered by the retirement plan. Current directors who are not yet vested in their retirement benefits will have the present value of benefits already accrued as of the effective date converted to Deferred Shares under the Directors Plan. Directors that are fully or partially vested in their retirement benefits will be given a one time election to continue to participate in the current retirement program or convert the present value of benefits already accrued to Deferred Shares under the Directors Plan as of the effective date.

Related Party Transactions

        The Company leases its 168,000 square foot distribution center/office facility in Albany, New York from Robert J. Higgins, its Chairman, Chief Executive Officer and principal shareholder, under three capitalized leases that expire in the year 2015. The original distribution center/office facility was constructed in 1985. A 77,100 square foot distribution center expansion was completed in October 1989 on real property adjoining the existing facility. A 19,100 square foot expansion was completed in September 1998 adjoining the existing facility.

        Under the three capitalized leases, dated April 1, 1985, November 1, 1989 and September 1, 1998 (the "Leases"), the Company paid Mr. Higgins an annual rent of $1.8 million in fiscal 2002. On January 1, 2002, the aggregate rental payment increased in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of each lease. Effective January 1, 2004, and every two years thereafter, the rental payment will increase in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of the lease. None of the leases contains any real property purchase option at the expiration of its term. Under the terms of the Leases, the Company pays all property taxes, insurance and other operating costs with respect to the premises. Mr. Higgins' obligation for principal and interest on his underlying indebtedness relating to the real property is approximately $1.1 million annually.

        The Company leases one of its retail stores from Mr. Higgins under a long-term lease, with an annual rental of $40,000. Under the terms of the lease, the Company pays property taxes, maintenance and a contingent rental if a specified sales level is achieved. Total additional charges during fiscal 2002 were $3,800. During fiscal 2002, Mr. Higgins sold a store location which had previously been leased by the Company. Prior to the sale, the Company paid $20,000 in rent and $4,300 in other charges.

        The Company regularly utilizes privately-chartered aircraft owned or partially owned by Mr. Higgins. Under an unwritten agreement with Quail Aero Services of Syracuse, Inc., a corporation in which Mr. Higgins owns 47.5%, the Company paid $70,000 for chartered aircraft services in fiscal 2002. The Company also charters an aircraft from Crystal Jet, a corporation wholly-owned by Mr. Higgins. During fiscal 2002, payments to Crystal Jet aggregated $20,000. The Company also charters an aircraft from Richmor Aviation, an unaffiliated corporation which leases an aircraft owned by Mr. Higgins. Payments to Richmor Aviation were $209,000 in 2002. The Company believes that the charter rates and terms are as favorable to the Company as those generally available to it from other commercial charters.

        The transactions that were entered into with an "interested director" were approved by a majority of disinterested directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors. The Board of Directors believes that the leases and other provisions are at rates and on terms that are at least as favorable as those that would have been available to the Company from unaffiliated third parties under the circumstances.

        Prior to July 30, 2002, the Company made loans aggregating $442,717 to John J. Sullivan, the Company's Executive Vice President and Chief Financial Officer, in connection with income taxes due on restricted stock. The full principal amount of the loan was outstanding on the date hereof. The loan bears interest at the Federal short term rate in effect under section 1274(d) of the Internal Revenue Code.

        Prior to July 30, 2002, the Company made a loan in the amount of $258,405 to Bruce J. Eisenberg, the Company's Executive Vice President—Real Estate, in connection with income taxes due on restricted stock. The full principal amount of the loan was outstanding on the date hereof. The loan bears interest at the Federal short term rate in effect under section 1274(d) of the Internal Revenue Code.

        Prior to July 30, 2002, the Company made a loan in the amount of $100,000 to Fred Fox, the Company's Executive Vice President—Merchandising and Marketing, in connection to relocation expenses. The full principal amount of the loan was outstanding on the date hereof.

        Mr. Solow, a member of the Company's Board of Directors, is a partner of the law firm Kaye Scholer L.L.P., which rendered legal services to the Company in 2002 and is expected to conclude its representation of the Company in 2003.

Employment Agreements

        As founder and Chief Executive Officer of the Company, Robert J. Higgins has been instrumental in the operations of the Company. During fiscal 2002, Mr. Higgins was employed as Chief Executive Officer of the Company pursuant to an employment agreement that is in effect until April 30, 2008, unless earlier terminated pursuant to its terms. Pursuant to its terms, Mr. Higgins earns a minimum annual salary of $1,116,000, is reimbursed for two club memberships, and is entitled to payment of or reimbursement for life insurance premiums of an amount which has an annual net after tax cost to the Company of up to $150,000 per year on insurance policies for the benefit of persons designated by Mr. Higgins. In addition, Mr. Higgins is eligible to participate in the Company's executive bonus plan, health and accident insurance plans, stock option plans and in other fringe benefit programs adopted by the Company for the benefit of its executive employees. For the fiscal year ended February 1, 2003, Mr. Higgins did not receive any incentive compensation under the employment agreement.

        In the event of a change in control of the Company, Mr. Higgins may elect to serve as a consultant to the Company at his then current compensation level for the remainder of the term of the Employment Agreement or elect to receive 2.99 times his annual compensation in the most recently completed fiscal year. The employment agreement provides for no further compensation to Mr. Higgins if he is terminated for cause, as defined therein.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

        Compensation and Purpose of the Compensation Committee.    The Company's Compensation Committee (the "Committee") was comprised during fiscal 2002 of three non-employee directors of the Company. It is the Company's policy to constitute the Committee with directors that qualify as outside directors under Section 162(m) of the Internal Revenue Code.

        The Committee's purpose is to hire, develop and retain the highest quality managers possible. It is principally responsible for establishing and administering the executive compensation program of the Company. These duties include approving salary increases for the Company's key executives and administering both the annual incentive plan and stock option plans. The Committee may obtain advice and recommendations from outside consultants as needed. In 2002, the Committee engaged a compensation consulting firm to assist the Committee in its review of compensation for key executives and directors.

        Compensation Philosophy and Overall Objectives.    The components of the executive compensation program are salary, annual incentive awards and stock options. This program is designed to: (1) attract and retain competent people with competitive salaries; (2) provide incentives for increased profitability; and (3) align the long-term interests of management with the interests of shareholders by encouraging executive ownership of common stock of the Company.

  Salary and Annual Incentive Compensation

        Salaries.    The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to attract the types of executives needed to manage the business. Annual salary recommendations for the Company's executive officers (other than the Chief Executive Officer) are made to the Committee by the Chief Executive Officer. The Committee reviews and then approves, with any modifications it deems appropriate, such recommendations. Factors such as increased management responsibility and achievement of operational objectives are considered, but not formally weighted, in determining an increase. The Committee believes that it must keep the base pay component competitive to continue to attract competent management.

        Annual Performance Incentives.    Key executives, including the named executive officers, were eligible for annual incentive (bonus) awards based on the performance of the Company against predetermined targets.

        For 2002, the Committee established as the principal goal a targeted level of operating income before bonuses would be paid to executive officers. Each named executive officer was eligible to earn from 17.5% to 150% of his salary in incentive payments if the targets were achieved by the Company. Below a certain target level no incentives were to be paid. Because the Company's operating income did not meet predetermined targets, none of the named executives received annual incentive payments as outlined in the "SUMMARY COMPENSATION TABLE."

Long-Term Incentives

        The Committee uses a broad-based stock option plan, with over 500 participants, as the principal long-term incentive for executives. The stock option plan is designed to encourage executive officers to become shareholders and to achieve meaningful increases in shareholder value. The Committee normally grants stock options to executive officers annually. The level of stock option grants is determined using a matrix that considers the executive's position, salary level, and performance as measured by the individual's performance rating.

        The Company also has a restricted stock plan which the Committee may use to grant awards of Common Stock to officers and other key employees of the Company. The Committee believes that the Company's long-term goals are best achieved through long-term stock ownership. The level of awards is granted at the discretion of the Committee.

Chief Executive Officer's Compensation

        The Chief Executive Officer was compensated in fiscal 2002 pursuant to an employment agreement, approved by the Committee, which will be in effect through April 30, 2008. Mr. Higgins' base annual compensation, pursuant to the agreement, is $1,116,000 with annual increases based on performance, as determined by the Committee. The employment agreement provides for participation in the management bonus plan at a level of 0% to a maximum of 150% of his salary if certain targets are achieved by the Company. Because the Company's operating income did not meet predetermined targets, none of the named executives received annual incentive payments as outlined in the "SUMMARY COMPENSATION TABLE."

Deductibility of Compensation Expenses

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for annual compensation over $1 million for its chief executive officer or any of its four other highest paid officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to continue to attract the types of executives needed to manage the business. Executive compensation is structured to avoid limitations on deductibility where this result can be achieved consistent with the Company's compensation goals.

Compensation Committee Interlocks and Insider Participation

        There were no compensation committee interlocks during fiscal 2002. None of the Committee's members was an officer or employee of the Company, a former officer of the Company, or a party to any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Compensation Committee of the Board of Directors

Martin E. Hanaka, Chairman
George W. Dougan
Isaac Kaufman

Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report of the Compensation Committee and the performance graph below shall not be incorporated by reference to such filings.

Executive Officers and Compensation

        The Company's executive officers (other than Mr. Higgins whose biographical information is included under "Election of Directors" herein) are identified below. At year end, four officers met the definition of "executive officer" under applicable regulations for the fiscal year 2001, including the Chief Executive Officer. Executive officers of the Company currently hold the same respective positions with Record Town, Inc., the Company's wholly-owned subsidiary through which all retail operations are conducted.

        Bruce J. Eisenberg has been Executive Vice President of Real Estate at the Company since May 2001. He joined the Company in August of 1993 as Vice President of Real Estate and was named Senior Vice President of Real Estate in May 1995. Prior to joining the Company, Mr. Eisenberg was responsible for leasing, finance and construction of new regional mall development at The Pyramid Companies.

        Fred Fox has been Executive Vice President of Merchandising and Marketing at the Company since February 2002. Prior to joining Trans World, Mr. Fox held several key executive level positions within OfficeMax and Montgomery Ward as well as various management positions within Circuit City Incorporated, Target Stores and Fischer Scientific Company, LLC.

        John J. Sullivan has been Executive Vice President, Secretary and Chief Financial Officer of the Company since May 2002. Mr. Sullivan joined the Company in June 1991 as the Corporate Controller and was named Vice President of Finance and Treasurer in June of 1994, Senior Vice President of Finance, Treasurer and Chief Financial Officer in May 1995 and Executive Vice President, Treasurer and Chief Financial Officer in May 2001. Prior to joining the Company, Mr. Sullivan was Vice President and Controller for Ames Department Stores, a discount department store chain.

        The summary compensation table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and each of the three executive officers of the Company whose cash compensation for that year exceeded $100,000 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
Annual Compensation
					Restricted Stock Award(s) ($)	Securities Underlying Options/ SARS (#)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)			All Other Compensation ($)
Robert J. Higgins Chairman and Chief Executive Officer	2002 2001 2000	1,066,000 1,030,000 956,731	— — —	201,974(1) 260,877(1) 230,335(1)	— 196,900 —	550,000 500,000 500,000	11,457(3) 5,274(3) 7,096(3)
Bruce J. Eisenberg Executive Vice President— Real Estate	2002 2001 2000	307,875 287,495 251,058	— — —	—(2) —(2) —(2)	— 89,500 —	60,000 50,000 50,000	5,457(3) 5,581(3) 5,620(3)
Fred Fox Executive Vice President— Merchandising and Marketing	2002 2001 2000	280,385 — —	— — —	—(2) — —	— — —	150,000 — —	— — —
John J. Sullivan Executive Vice President and Chief Financial Officer	2002 2001 2000	307,875 287,495 251,058	— — —	—(2) —(2) —(2)	— 89,500 —	60,000 50,000 50,000	5,815(3) 5,581(3) 5,503(3)

(1)
"Other Annual Compensation" in fiscal 2002, 2001 and 2000 for Mr. Higgins includes $154,755, $166,692, and $151,540, respectively, in payments for, or reimbursement of, life insurance premiums made on behalf of Mr. Higgins or his beneficiaries, pursuant to his employment agreement.

(2)
"Other Annual Compensation" for the named executive was less than $50,000 and also less than 10% of the total annual salary and bonus reported.

(3)
"All Other Compensation" for the named executive consists of employer matching contributions for the 401(k) Savings Plan.

Stock Option Plans

        The Company has six employee stock option plans with an aggregate of 14,800,000 shares (collectively referred to as the "Stock Option Plan"). Stock Options are exercisable annually in 4 equal installments, commencing on the first anniversary of the date of the grant. The stock options have a term of ten years. All options granted under the Stock Option Plan may become immediately exercisable upon the occurrence of certain business combinations. The compensation committee of the Board of Directors may accelerate or extend the term of any options subject to such terms and conditions as the Committee deems appropriate. The option exercise price was set at the fair market value (last reported sale price) on the date of grant. The following tables set forth, as to each of the named executive officers, certain information with respect to all options granted or exercised for the fiscal year ended February 1, 2003, under the Stock Option Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning individual grants of stock options made during the fiscal year ended February 1, 2003, to each of the Named Executive Officers.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted (#)
		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share
Name				Expiration Date
					5%	10%
Robert J. Higgins	550,000	46.8%	$8.02	5/1/2012	$—	$139,721
Bruce J. Eisenberg	60,000	5.1%	$8.02	5/1/2012	—	15,242
Fred Fox	150,000	12.8%	$7.50	2/27/2012	—	116,106
John J. Sullivan	60,000	5.1%	$8.02	5/1/2012	—	15,242

(1)
These amounts are based on assumed appreciation rates of 5% and 10% as prescribed by the Securities and Exchange Commission rules, and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company's stock price was $3.19 at February 1, 2003, the fiscal year end.

        On May 1, 2003, stock options representing 1,000,000 shares of common stock were granted to Mr. Higgins subject to the following vesting arrangement: options representing 500,000 shares will vest over a 4-year period and options representing 500,000 shares will vest pursuant to a 5-year cliff vesting arrangement with a performance accelerator clause. The performance acceleration will apply at such time Mr. Higgins recommends, and the Board of Directors approves, a successor chief executive officer for Trans World Entertainment Corporation. If a successor chief executive officer is hired before the 5-year cliff vesting is satisfied, the 500,000 shares vest in full.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth information concerning each exercise of stock options made during the fiscal year ended February 1, 2003, by each of the Named Executive Officers of the Company, and the value of unexercised stock options held by such person as of February 1, 2003.

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)	Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Shares Acquired on Exercise (#)
Name		Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable(1)
Robert J. Higgins	—	—	1,275,000/1,325,000	0/0
Bruce J. Eisenberg	23,000	61,851	365,500/185,000	286,579/0
Fred Fox	—	—	0/150,000	0/0
John J. Sullivan	—	—	357,500/185,000	330,175/0

(1)
Calculated on the basis of the fair market value of the underlying securities as of February 1, 2003 minus the exercise price.

FIVE-YEAR PERFORMANCE GRAPH

        The following line graph reflects a comparison of the cumulative total return of the Company's Common Stock from January 30, 1998 through January 31, 2003 with the Nasdaq Index (U.S. Stocks) and with the Nasdaq National Market Retail Trade Stocks index. Because only one of the Company's leading competitors has been an independent publicly traded company over the period, the Company has elected to compare shareholder returns with the published index of retail companies compiled by NASDAQ. All values assume a $100 investment on January 30, 1998, and that all dividends were reinvested.

	1998	1999	2000	2001	2002	2003
Trans World Entertainment Corporation	100	82	51	52	44	18
NASDAQ (U.S.)	100	156	244	171	120	83
NASDAQ Retail Trade Stocks	100	122	99	77	91	73

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 generally requires the Company's directors, executive officers and persons who own more than ten percent of the registered class of the Company's equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors, and greater-than-ten-percent stockholders were complied with.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board has reviewed and discussed the Company's audited financial statements with the management of the Company. The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards 61. The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with KPMG LLP the independence of such independent accounting firm. The Committee has also considered whether the independent auditors' provision of information technology and other non-audit services to the Company is compatible with the auditors' independence. Based on its review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended February 1, 2003 be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended February 1, 2003.

Audit Committee of the Board of Directors

Isaac Kaufman (Chairman)
Joseph Morone
Michael Solow

OTHER MATTERS

        Other Items.    Management knows of no other items or matters that are expected to be presented for consideration at the meeting. If other matters properly come before the meeting, however, the persons named in the accompanying proxy intend to vote thereon in their discretion.

        Proxy Solicitation.    The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy materials to their principals, and the Company will reimburse them for their ordinary and necessary expenses.

        Independent Auditors.    The Board of Directors currently intends to select KPMG LLP as independent auditors for the Company for the fiscal year ending January 31, 2004. KPMG LLP has acted as auditors for the Company since 1994, when it purchased the Albany practice of Ernst & Young, the Company's auditors since 1985. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders and available to make statements to and respond to appropriate questions of shareholders.

        The appointment of independent accountants is approved annually by the Board of Directors. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of nonaudit services, and the estimated fees for the coming year. The committee also reviews and approves nonaudit services to ensure that they will not impair the independence of the accountants.

        Before making its recommendation to the Board for appointment of KPMG LLP, the audit committee carefully considered that firm's qualifications as independent accountants for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with KPMG LLP in all of these respects. The Committee's review included inquiry concerning any litigation involving KPMG LLP and any proceedings by the Securities and Exchange Commission against the firm. In this respect, the Audit Committee has concluded that the ability of KPMG LLP to perform services for the Company is in no way adversely affected by any such investigation or litigation. The following is a description of the fees billed to the Company by KPMG LLP for 2002 and 2001.

        Audit Fees.    Audit fees include fees paid by the Company to KPMG LLP in connection with the annual audit of the Company's consolidated financial statements and KPMG's review of the Company's interim financial statements. Audit fees also include fees for services performed by KPMG LLP that are closely related to the audit and in many cases could only be provided by independent auditors. Such services include comfort letters and consents related to SEC registration statements and certain reports relating to the Company's regulatory filings. The aggregate fees billed to the Company by KPMG LLP for audit services rendered to the Company and its subsidiaries for 2002 and 2001 totaled $277,000 and $252,720, respectively.

        Audit Related Fees.    Audit related services include due diligence and audit services related to employee benefit plan audits and certain attest services. The aggregate fees billed to the Company by KPMG LLP for audit related services rendered to the Company and its subsidiaries for 2002 and 2001 totaled $9,000 and $8,800, respectively.

        Tax Fees.    Tax fees include corporate tax compliance and counsel and advisory services. The aggregate fees billed to the Company by KPMG LLP for tax related services rendered to the Company and its subsidiaries for 2002 and 2001 totaled $43,697 and $56,795, respectively.

        All Other Fees.    All other fees include internal audit services. The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above for 2002 and 2001 were $0 and $272,493, respectively.

        During 2002, the Company reviewed its existing practices regarding the use of its independent auditors to provide non-audit and consulting services, to ensure compliance with recent SEC proposals. The Company adopted a policy which provides that the Company's independent auditors may provide certain non-audit services which do not impair the auditors' independence. In that regard, the Audit Committee must pre-approve all audit services provided to the Company, as well as non-audit services provided by the Company's independent auditors. This policy is administered by the Company's senior financial management, which reports throughout the year to the audit committee.

        Financial Statements.    The Company's 2002 Annual Report to Shareholders (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended February 1, 2003 is being sent concurrently to shareholders. If you have not received or had access to the 2002 Annual Report to Shareholders, please write the Company to attention of: Chief Financial Officer, 38 Corporate Circle, Albany, New York 12203, and a copy will be sent to you free of charge.

SUBMISSION OF SHAREHOLDER PROPOSALS

        Shareholders of the Company wishing to include proposals in the proxy material relating to the Annual Meeting of the Company to be held in 2004 must submit the same in writing so as to be received at the executive offices of the Company on or before January 14, 2004. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals. Proposals should be addressed to John J. Sullivan, Secretary, Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203. No such proposals were received with respect to the annual meeting scheduled for June 11, 2003.

By Order of the Board of Directors,

John J. Sullivan, Secretary
May 14, 2003

Appendix A

TRANS WORLD ENTERTAINMENT CORPORATION
CHARTER OF THE AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

A.    Formation of the Audit Committee

        There shall be a committee of the Board of Directors of Trans World Entertainment Corporation, a New York corporation (the "Company"), to be known as the "Audit Committee" (the "Committee"). The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. Without limiting the generality of the preceding sentence, the directors appointed to the Committee shall satisfy the independence requirements of the NASDAQ National Market and shall not be an affiliated person of the issuer or any subsidiary as defined under the Sarbanes-Oxley Act of 2002. The Committee shall consist of no fewer than three independent directors, for a term of appointment at the discretion of the Board of Directors, usually for one year. Compensation paid to a director, directly or indirectly, by the Company, other than compensation for board and committee services, regardless of the amount is prohibited. All members of the Committee shall have a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements at the time of their appointment, and at least one member of the Committee shall have accounting or related financial management experience, such that they would be considered a "financial expert" under applicable SEC rules. The Committee shall meet regularly at least four times annually, and special meetings may be called as circumstances require. The Committee will meet annually with management, the director of the internal auditing function and the independent accountants in separate executive sessions. In addition, the Committee, will meet with the independent accountants and management quarterly to review the Company's financials and public filings. The Company shall provide for appropriate funding, as determined by the Committee, for the performance of its duties, including compensation for the Company's independent auditors and any independent counsel and advisors retained by the Committee.

B.    Responsibilities of The Committee

        The Committee shall assist the corporate directors in fulfilling their responsibility to the Company's shareholders, potential shareholders and the investment community, with specific attention to the Company's accounting function, its SEC and NASDAQ reporting practices, and the quality and integrity of the Company's system of internal and disclosure controls regarding finance, accounting, legal compliance and ethics. It is the responsibility of the Audit Committee to maintain free and open means of communication among the corporate directors, the independent auditors, the internal auditor (if any), general counsel and outside counsel to the Company, and the financial management of the Company.

C.    Duties of The Committee

        In carrying out its responsibilities, the Committee shall:

        1.    Review the Charter.    Review this charter periodically, at least annually, and update it as conditions dictate.

        2.    Select, authorize and oversee auditors.    Have the sole authority to review, select and appoint the independent auditors to audit the books of the Company and its divisions or subsidiaries. Approve the compensation of independent auditors, oversee the work of the independent auditors and resolve disagreements between management and the auditors.

        3.    Authorize and oversee independent counsel.    Appoint and approve compensation for independent counsel and advisors, including legal, accounting and other experts, as deemed necessary, to obtain clarifications and opinions on the financial statements, litigation and any other matters as considered necessary.

        4.    Audit Plan.    Meet with the independent auditors and financial management of the Company to review the scope of the proposed external audit for the current fiscal year and the audit procedures to be utilized and, at the conclusion of the audit, review any comments or recommendations of the independent auditors. As part of the audit plan, the Committee shall review the process of assessing the risk of fraudulent financial reporting in any material respect, and the procedures that the independent auditors plan to undertake in the audit.

        5.    Approve non-audit services provided by independent auditors.    Approve in advance all non-audit services provided by the independent auditor. Designate at least one member for approval of non-audit services and ratify such approval at the Audit Committee meeting immediately following the approval. Ensure that the Company publicly discloses approval for non-audit services in its periodic reports.

        6.    Internal Accounting Controls.    Review with the independent auditors and the Company's financial and accounting management the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company, and elicit any recommendations for improvement of the internal control procedures or particular areas where new or more detailed controls or procedures may be desirable. Discuss guidelines and policies and govern the process by which risk assessment and management are undertaken.

        7.    Accounting Principles.    Meet with financial management of the Company concerning any proposed changes in accounting principles of the Company and, subject to review with independent auditors, approve such changes.

        8.    Related Party Transactions.    Review and approve all "related party" transactions with the Company's directors and officers.

        9.    Code of Ethics.    Review and approve the Company's policy statements on ethical corporate conduct and determine whether the views of the Board of Directors are sufficiently detailed in the Company's formal Code of Ethics.

        10.    Communication.    Establish open channels of communication such that the Company's employees can confidentially and anonymously express their concerns over accounting, internal control or auditing matters. Nominate one director who will receive such concerns. Employees may communicate with the Committee without fear of retaliation or liability for any use of the information provided.

        11.    Proxy Report.    Prepare the report to be included in the Company's annual proxy statement, as required by the SEC.

        12.    Internal Audit Function.    Review the internal audit function of the Company, including proposed programs for the current year and the coordination of such programs with the independent auditors, with particular attention to maintaining the most effective balance between independent and internal auditing resources.

        13.    Operating Results.    Review, prior to each Committee meeting but no less than quarterly without meetings, a summary of the Company's financial results compared to plan and a revised forecast for the balance of the fiscal year provided by financial management.

        14.    Review year-end and quarterly financial statements.    Review, prior to release, quarterly unaudited and annual audited financial statements, and MD&A, with management and the Company's independent auditors. Review of the year-end financial statements shall be accompanied by an explanation from management of all significant fluctuations in balance sheet and income statement line items compared to the preceding fiscal year and to plan. The Committee shall review the disclosures contained in the financial statements with the independent auditors to determine that the independent auditors are satisfied with such disclosures and the content of the financial statements to be presented to the shareholders. The Committee shall discuss with management, the press releases and earnings guidance provided to analysts and rating agencies although such discussions need not occur prior to the release or guidance.

        15.    Review periodic reports.    Review and discuss with the management and the independent auditors the SEC filings made by the Company and other published documents containing the Company's financial statements, with attention to whether the information contained in these documents is consistent with the information contained in the financial statements.

        16.    Accounting Accruals.    Inquire of financial management of the Company about the existence and substance of any significant accounting accruals, reserves or estimates made by management that had a material impact on the financial statements.

        17.    Private Consultation with Independent Auditors.    Make available the independent auditors for private consultation at all meetings of the Committee; the independent auditors should be encouraged by the Committee to evaluate the Company's financial, accounting and auditing personnel, and describe the level of cooperation that the independent auditors received during the course of the audit. Review all critical accounting policies and practices to be used; discuss with the independent auditors all alternative treatments and disclosures of financial information within accounting principles generally accepted in the United States of America (GAAP), that have been discussed with management, their ramifications and the treatment preferred by the independent auditors; and all other material written communication between the independent auditors and the management. Ensure that independent auditors periodically submit formal written statements delineating all relationships between the auditor and the Company and discuss any disclosed relationships or services that may impact, or appear to impact, the objectivity and independence of the auditor and recommend that the Board take appropriate action regarding the auditor's independence. Discuss with the independent auditor matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit.

        18.    Hiring employees of the Independent Auditor.    Set clear hiring policies for employees or former employees of the independent auditors.

        19.    Review of Legal Matters.    Meet at least once annually with the Company's general counsel or outside counsel, as appropriate, to review compliance with the Company's Code of Ethics and other policies and procedures, to discuss legal matters that may have a significant impact on the Company's financial statements and to review legal compliance matters including security trading policies. The Committee shall cause to be made an investigation into any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, conduct of such an investigation is appropriate.

        20.    Income Tax Matters.    Review once annually the open years on federal income tax returns, whether there are significant items that have been or might be disputed by the IRS, and inquire as to the status of the related tax reserves.

        21.    Minutes.    Submit minutes of all the meetings of the Committee to the Company's Board of Directors.

        22.    Letter from Audit Committee Chairman.    Submit once annually, at or about the time of the Company's Annual Meeting of Shareholders, a letter from the Committee Chairman setting forth to the Board of Directors a summary of the Committee's responsibilities and activities.

* * * * *

November 2002

Appendix B

TRANS WORLD ENTERTAINMENT CORPORATION

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

A.    Formation of the Compensation Committee

        There shall be a committee of the Board of Directors (the "Board") of Trans World Entertainment Corporation (the "Company") which shall be called the Compensation Committee (the "Committee").

B.    Purpose of the Committee

        The Committee shall:

  (a)
  discharge the Board's responsibilities relating to compensation of the Company's executives and

  (b)
  prepare an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations.

C.    Committee Membership and Procedure

        The Committee shall consist of no fewer than three members. Each member of the Committee shall satisfy the independence requirements of the NASDAQ and, if deemed appropriate from time to time, meet the definition of "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934, and "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986. The Board shall appoint the members of the Committee annually, considering the recommendation of the Nominating & Governance Committee, and further considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Committee. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements. Except as expressly provided in this Charter or the by-laws of the Company, the Committee shall fix its own rules of procedure.

D.    Authority and Responsibilities of the Committee

        1.    Review and approve all executive compensation.    The Committee shall review and approve corporate goals and objectives relevant to all executive officer compensation, evaluate each executive officer's performance in light of those goals and objectives, and set the executive compensation level based on this evaluation. In determining the long-term incentive component of executive officers compensation, the Committee should consider the Company's performance and relative shareholder return, the value of similar incentive awards to executive officers at comparable companies, and the awards given to the Company's executive officers in past years.

        2.    Annual Review.    The Company shall annually review and make recommendations to the Board with respect to the compensation of all officers and other key executives.

        3.    Recommendations to the Board.    The Committee shall make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

B-1

        4.    Authority to retain consultants.    The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant's fees and other retention terms.

        5.    Authorize and oversee independent counsel.    The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors as deemed necessary or appropriate.

        6.    Administer awards and incentives.    The Committee shall adopt, administer, approve and ratify awards under incentive compensation and stock plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans.

        7.    Periodic reports.    The Committee shall make periodic reports to the Board.

        8.    Review of Charter.    The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        9.    Review Committee performance.    The Committee shall annually review its own performance.

        10.    Delegation of authority.    The Committee may form and delegate authority to subcommittees when appropriate.

        11.    Review overall compensation for officer employees.    The Committee shall review the overall compensation structure of the Company to determine that it establishes appropriate incentives for officer employees at all levels. All incentives, while industry-dependent and different for different categories of officers should further the Company's long-term strategic plan and be consistent with the culture of the Company and the overall goal of enhancing shareholder value.

November 2002

B-2

Appendix C

Charter of the Nominating and Governance Committee
Trans World Entertainment Corporation

Name

        There shall be a committee of the Board which shall be called the Nominating and Governance Committee (the "Committee").

Purpose

        The Committee shall identify individuals qualified to become Board members, and recommend that the Board select the director nominees for the next annual meeting of shareholders.

Committee Membership and Procedure

        The Committee shall consist of no fewer than three members. Each member of the Committee shall satisfy the independence requirements of the NASDAQ. The Board shall appoint the members of the Committee, considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Committee. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence requirements established by the NASDAQ and any other corporate legislation in effect at that time. Except as expressly provided in this Charter and the by-laws of the Company, the Committee shall fix its own rules of procedure.

Committee Authority and Responsibilities

  •
  The Committee shall develop qualification criteria as prescribed by corporate legislation and NASDAQ rules, for Board members, and actively seek, interview and screen individuals qualified to become Board members for recommendation to the Board.

  •
  The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms.

  •
  The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

  •
  The Committee shall oversee the evaluation of the executive management of the Company and make recommendations to the Board as appropriate.

  •
  The Committee shall make regular reports to the Board.

  •
  The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  •
  The Committee shall oversee the evaluation of the executive management of the Company and make recommendations to the Board as appropriate.

  •
  The Committee shall annually review its own performance.

  •
  The Committee may form and delegate authority to subcommittees when appropriate.

  •
  The Committee shall serve in an advisory capacity to the Board and Chairman of the Board on matters of organizational and governance structure of the Company and the conduct of the Board.

November 2002

C-1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TRANS WORLD ENTERTAINMENT CORPORATION

        The undersigned hereby appoints Robert J. Higgins and John J. Sullivan proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Trans World Entertainment Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 11, 2003 or any adjournment thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

(Continued, and to be marked, dated and signed, on the other side)

Address change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Trans World Entertainment account online.

Access your Trans World Entertainment shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for Trans World Entertainment Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

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 The confidentiality of your personal information is
protected using secure socket layer (SSL)
technology.

•  SSN or Investor ID
•  PIN
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Please be sure to remember your PIN, or maintain it in a secure place for future reference.

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•  SSN or Investor ID
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Step 3: Account Status Screen
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•  Certificate History
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Trans World Entertainment Corporation	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

The Board of Directors recommends a vote FOR item 1.

Item 1 – ELECTION OF DIRECTORS	Item 2 – In their discretion, the Proxies are authorized to vote upon all other matters that properly may be presented at the meeting.
Nominees:
01 Dean Adler and 02 Michael Solow
FOR ☐	WITHHELD FOR ALL ☐
WITHHELD FOR: (Write that nominee's name in the space provided below).

Signature ____________________________________ Signature ____________________________________ Date ___________________________________

NOTE:    Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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TRANS WORLD ENTERTAINMENT CORPORATION 38 Corporate Circle Albany, New York 12203 (518) 452-1242
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TRANS WORLD ENTERTAINMENT CORPORATION 38 Corporate Circle Albany, New York 12203 (518) 452-1242
PROXY STATEMENT
VOTING SECURITIES
QUORUM AND TABULATION OF VOTES
PRINCIPAL SHAREHOLDERS
Item 1. ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Compensation Committee of the Board of Directors Martin E. Hanaka, Chairman George W. Dougan Isaac Kaufman
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
FIVE-YEAR PERFORMANCE GRAPH
Audit Committee of the Board of Directors Isaac Kaufman (Chairman) Joseph Morone Michael Solow
  Appendix A
  Appendix B
TRANS WORLD ENTERTAINMENT CORPORATION CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
  Appendix C
Charter of the Nominating and Governance Committee Trans World Entertainment Corporation
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TRANS WORLD ENTERTAINMENT CORPORATION